Exhibit 99.1

PRESS RELEASE

Santa Monica Media Corporation
11845 West Olympic Boulevard
Suite 1125W
Los Angeles, CA 90064

Company Contact :	David M. Marshall
Chief Executive Officer
Santa Monica Media Corporation
(310) 526-3222

Proxy Solicitation Contact:	Advantage Proxy
Karen Smith, 877-870-6565

CORRECTING and REPLACING Santa Monica Media Corporation Special Meeting of Stockholders Set for August 27, 2009

CORRECTION...by Santa Monica Media Corporation

LOS ANGELES--(BUSINESS WIRE)-- First paragraph of release dated August 05, 2009, the day for the holding of a special meeting of Stockholders should read: Thursday, August 27, 2009 (instead of Friday, August 27, 2009). Also note that the same typographical error appears in the Definitive Proxy Statement referenced below.

The corrected release reads:

SANTA MONICA MEDIA CORPORATION SPECIAL MEETING OF STOCKHOLDERS SET FOR AUGUST 27, 2009

Santa Monica Media Corporation (NYSE AMEX:MEJ.U) (NYSE AMEX:MEJ) (NYSE AMEX:MEJ.WS) announced today that on July 31, 2009, Santa Monica Media Corporation (the “Company”) filed its Definitive Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, for the holding of a special meeting of Stockholders to be held at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154 on Thursday, August 27, 2009 at 9:00 a.m., New York time.

The purpose of the meeting is for stockholders to consider proposals to liquidate and distribute the trust assets to IPO shareholders, and continue the Company’s existence. As of June 30, 2009, approximately $100.7 million (approximately $8.06 per IPO Share) was held in the Trust Account.

The Board of Directors has fixed the close of business on August 5, 2009 as the record date for determining the stockholders entitled to notice of and to vote at the special meeting and any adjournment thereof.

If shareholders have any questions or need any assistance with voting their shares, they should please contact the Company's proxy solicitor, Advantage Proxy, by toll free telephone at (877) 870-8565.

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This release contains forward-looking statements including financial projections as to operating cost savings and the Company’s plans. These forward-looking statements are not historical facts but rather are based on current expectations and projections about the Company and management’s beliefs and assumptions. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “ seeks” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors. Readers of this release are cautioned not to place undue reliance on these forward-looking statements.